UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2013 (December 20, 2013)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2013, The Scotts Miracle-Gro Company (the “Company”) entered into a Third Amended and Restated Credit Agreement, by and among the Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Third Amended and Restated Credit Agreement); JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; CoBank, ACB, BNP Paribas, Crédit Agricole Corporate and Investment Bank, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Citizens Bank of Pennsylvania, and Wells Fargo Bank, N.A., as Documentation Agents; and the several other banks and other financial institutions from time to time parties to the Third Amended and Restated Credit Agreement (collectively, the “Lenders”).

Subject to the terms and conditions of the Third Amended and Restated Credit Agreement, the Lenders have committed to provide the Company and certain of its subsidiaries with a five-year senior secured revolving loan facility in the aggregate principal amount of up to $1.7 billion (the “New Credit Facility”). The Third Amended and Restated Credit Agreement also provides the Company with the right to seek to increase the New Credit Facility by an aggregate amount of up to $450 million, subject to certain specified conditions. The New Credit Facility replaces the Company’s existing Second Amended and Restated Credit Agreement (described in Item 1.02 below), which was entered into on June 30, 2011 (the “Existing Credit Agreement”).

JPMorgan Chase Bank, N.A. served as the administrative agent under the Existing Credit Agreement and continues to serve in that capacity under the Third Amended and Restated Credit Agreement. Bank of America, N.A. served as syndication agent under the Existing Credit Agreement and continues to serve in that capacity under the Third Amended and Restated Credit Agreement. The Lenders under the Third Amended and Restated Credit Agreement were also lenders under the Existing Credit Agreement.

The following description of the New Credit Facility is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement and the Third Amended and Restated Guarantee and Collateral Agreement referred to below, which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

New Credit Facility. The proceeds of the New Credit Facility may be used: (i) to finance working capital requirements and other general corporate purposes of the Company and its subsidiaries; and (ii) to refinance the amounts outstanding under the Existing Credit Agreement. The New Credit Facility will be available for issuance of up to $75 million of letters of credit and for borrowings under swing line loans of up to $100 million. The New Credit Facility will terminate on December 20, 2018. The Existing Credit Agreement would have terminated on June 30, 2016, if it had not been terminated early pursuant to the New Credit Facility.

Interest. Under the terms of the Third Amended and Restated Credit Agreement, loans made under the New Credit Facility bear interest, at the Company’s election, at a rate per annum equal to either the ABR (as defined in the Third Amended and Restated Credit Agreement) plus the Applicable Margin (as defined in the Third Amended and Restated Credit Agreement) or at the LIBOR Rate (as defined in the Third Amended and Restated Credit Agreement) plus the Applicable Margin (as defined in the Third Amended and Restated Credit Agreement). As of the Closing Date (as defined in the Third Amended and Restated Credit Agreement), and until such time as the Company delivers to the Administrative Agent consolidated financial statements for the fiscal quarter ended March 29, 2014, the Applicable Margin shall be 0.75% with respect to ABR loans and 1.75% with respect to LIBOR Rate loans. After the delivery of such financial statements, the Applicable Margin shall be as set forth under the relevant column heading in the Pricing Grid set forth in the Third Amended and Restated Credit Agreement.

Guarantors. The New Credit Facility is guaranteed under the Third Amended and Restated Guarantee and Collateral Agreement, dated as of December 20, 2013, by and among the Company and certain of its domestic subsidiaries, to and in favor of the Administrative Agent. Under the Third Amended and Restated Credit Agreement, and subject to materiality thresholds that are no more restrictive than those in the Existing Credit Agreement, each future direct or indirect domestic subsidiary of the Company will be required to guarantee the New Credit Facility.

Security for the New Credit Facility. The New Credit Facility is secured by (1) a perfected first priority security interest in all of the accounts receivable, inventory and equipment of the Company and those of the Company’s domestic subsidiaries that are parties to the Third Amended and Restated Guarantee and Collateral Agreement and (2) the pledge of all of the capital stock of the Company’s domestic subsidiaries that are parties to the Third Amended and Restated Guarantee and Collateral Agreement and 65% of the capital stock of the Company’s first-tier foreign subsidiaries (provided that, in most cases, obligations of such foreign subsidiary borrowers will be secured by 100% of such foreign subsidiaries’ capital stock and 100% of the capital stock of their first-tier subsidiaries), in each case subject to exceptions and minimum thresholds set forth in the

Third Amended and Restated Credit Agreement and the Third Amended and Restated Guarantee and Collateral Agreement. The collateral does not include any of the Company’s or the Company’s subsidiaries’ intellectual property.

Leverage Ratio. Under the New Credit Facility, so long as the Revolving Credit Commitments (as defined in the Third Amended and Restated Credit Agreement) remain in effect, any letter of credit is outstanding under the New Credit Facility or any amount is owing to any Lender or the Administrative Agent under the New Credit Facility, the Company must maintain a leverage ratio on the last day of each full quarter following the Closing Date at not greater than 4.00 to 1.00 (formerly 3.50 to 1.00 under the Existing Credit Agreement).

Restricted Payments. So long as no default or event of default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments (as defined in the Third Amended and Restated Credit Agreement); provided that if after giving effect to any such Restricted Payment the Leverage Ratio is greater than 3.0 to 1.0 (formerly 2.5 to 1.0 under the Existing Credit Agreement), then the Company may only make Restricted Payments in an aggregate amount for each fiscal year not to exceed the amount set forth for such fiscal year ($150,000,000 for 2014 and 2015 and $175,000,000 for 2016 and in each fiscal year thereafter).

Representations and Warranties; Other Covenants; Events of Default. The terms of the New Credit Facility include customary representations and warranties, customary affirmative and negative covenants, customary financial covenants and customary events of default.

Item 1.02.    Termination of a Material Definitive Agreement.

On December 20, 2013, the Company terminated the Second Amended and Restated Credit Agreement, dated as of June 30, 2011, by and among the Company, as the “Borrower”; certain subsidiaries of the Company, as the Subsidiary Borrowers; the several banks and other financial institutions from time to time parties to the Second Amended and Restated Credit Agreement, as Lenders; Bank of America, N.A., as Syndication Agent; CoBank, ACB, BNP Paribas, Crédit Agricole Corporate and Investment Bank, Rabobank Nederland, Citizens Bank of Pennsylvania, The Bank of Nova Scotia and Wells Fargo Bank, N.A., as Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent. The Second Amended and Restated Credit Agreement consisted of a five-year senior secured revolving loan facility in the aggregate principal amount of up to $1.7 billion. A copy of the Second Amended and Restated Credit Agreement was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 1, 2011 (File No. 1-11593).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)     Shell company transactions:
         Not applicable.

(d)    Exhibits:

Exhibit No.	Description
4.1
Third Amended and Restated Credit Agreement, dated as of December 20, 2013, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Third Amended and Restated Credit Agreement); JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; CoBank, ACB, BNP Paribas, Crédit Agricole Corporate and Investment Bank, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Citizens Bank of Pennsylvania, and Wells Fargo Bank, N.A., as Documentation Agents; and the several other banks and other financial institutions from time to time parties to the Third Amended and Restated Credit Agreement (collectively, the “Lenders”)

4.2
Third Amended and Restated Guarantee and Collateral Agreement, dated as of December 20, 2013, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Third Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: December 26, 2013	By: /s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated December 26, 2013
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description
4.1
Third Amended and Restated Credit Agreement, dated as of December 20, 2013, by and among The Scotts Miracle-Gro Company as the “Borrower”; the Subsidiary Borrowers (as defined in the Third Amended and Restated Credit Agreement); JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; CoBank, ACB, BNP Paribas, Crédit Agricole Corporate and Investment Bank, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Citizens Bank of Pennsylvania, and Wells Fargo Bank, N.A., as Documentation Agents; and the several other banks and other financial institutions from time to time parties to the Third Amended and Restated Credit Agreement (collectively, the “Lenders”)

4.2
Third Amended and Restated Guarantee and Collateral Agreement, dated as of December 20, 2013, made by The Scotts Miracle-Gro Company, each domestic Subsidiary Borrower under the Third Amended and Restated Credit Agreement, and certain of its and their domestic subsidiaries, in favor of JPMorgan Chase Bank, N.A., as Administrative Agent